Exhibit 2.4

SUPPLEMENTAL INDENTURE

dated as of August 25, 2021

among

GEOPARK LIMITED
as Issuer

GEOPARK COLOMBIA SAS

as a New Guarantor

and

THE BANK OF NEW YORK MELLON
as Trustee, Registrar, Transfer Agent and Paying Agent

______________________________________

6.500% Senior Notes due 2024

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of August 25, 2021, among GeoPark Limited (the “Issuer”), an exempted company incorporated under the laws of Bermuda and The Bank of New York Mellon, as Trustee, Registrar, Paying Agent and Transfer Agent (“Trustee) and GeoPark Colombia SAS a simplified stock company (sociedad por acciones simplificada) incorporated under the laws of Colombia as a succesor Guarantor (the “Undersigned”).

RECITALS

WHEREAS, the Issuer and the Trustee entered into the Indenture, dated as of September 21, 2017 (as amended, modified and/or supplemented from time to time the “Indenture”), relating to the Issuer’s 6.500% Senior Notes due 2024 (the “Notes”);

WHEREAS, GeoPark Colombia S.L.U. has merged into the Undersigned as of the date hereof (the “Merger”);

WHEREAS, immediately after giving effect to the Merger, no Default under the Indenture or the Note Guarantee has occurred or is continuing;

WHEREAS, pursuant to Section 5.02, the Undersigned agrees to assume all of the obligations of GeoPark Colombia S.L.U. under the Indenture and the Note Guarantee; and

WHEREAS, pursuant to Sections 5.02 and 9.01 of the Indenture, the Trustee and the Issuer, are authorized to execute and deliver this Supplemental Indenture without the consent of the Holders of the Notes.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

The Undersigned, by its execution of this Supplemental Indenture, hereby agrees to become a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.

This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.  Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Supplemental Indenture, the Indenture, the Notes, any Note Guarantee or the transactions contemplated by this Supplemental Indenture, the Indenture or the Notes.

This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.  The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall be deemed to be their original signatures for all purposes.

This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

All notices or other communications to the Undersigned shall be given to GeoPark Colombia SAS, Cl. 94 #11-30 Piso 8, Bogotá, D.C., Tel: (+57) 1-743-2337, Email: ineuto@geo-park.com as provided in Section 11.02 of the Indenture. For the avoidance of doubt, any notice or communication will be deemed given if in writing when sent by email, provided that receipt of such email is confirmed by the recipient.

Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity, adequacy or sufficiency of this Supplemental Indenture or any Guarantor’s Note Guarantee or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Issuer and not by the Trustee, and the Trustee assumes no responsibility for their correctness.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

GEOPARK LIMITED, as Issuer

By: /s/ Pedro E. Aylwin Chiorrini
Name: Pedro E. Aylwin Chiorrini
Title: Legal Representative

THE BANK OF NEW YORK MELLON, as Trustee, Registrar, Paying Agent and Transfer Agent

By: /s/ Leslie Morales
Name: Leslie Morales
Title: Vice President

GEOPARK COLOMBIA SAS, as a New Guarantor

By: /s/ Pedro E. Aylwin Chiorrini
Name: Pedro E. Aylwin Chiorrini
Title: Legal Representative